                                                                    EXHIBIT 99.3


                      SECURITY DYNAMICS TECHNOLOGIES, INC.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Report of Deloitte & Touche LLP, independent auditors.................................   F-2
Report of Ernst & Young LLP, independent auditors.....................................   F-3
Consolidated Balance Sheets as of December 31, 1995 and 1996 and
  (Unaudited) June 30, 1997...........................................................   F-4
Consolidated Statements of Income for the Years Ended December 31, 1994,
  1995 and 1996 and (Unaudited) the Six Months Ended June 30, 1996 and 1997...........   F-5
Consolidated Statements of Stockholders' Equity for the Years Ended
  December 31, 1994, 1995 and 1996 and (Unaudited) the Six Months Ended June 30,
  1997................................................................................   F-6
Consolidated Statements of Cash Flows for the Years Ended December 31,
  1994, 1995 and 1996 and (Unaudited) the Six Months Ended June 30, 1996 and 1997.....   F-7
Notes to Consolidated Financial Statements...............................   F-8

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Security Dynamics Technologies, Inc. and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of Security Dynamics Technologies, Inc. (the "Company") and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended
December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements give retroactive effect to the merger of the Company and RSA Data Security, Inc., which has been accounted for as a pooling of interests as described in Note 2 of notes to the supplemental consolidated financial statements. We did not audit the consolidated balance sheet of RSA Data Security, Inc. as of December 31, 1995, or the related consolidated statements of income, stockholders' equity, and cash flows of RSA Data Security, Inc. for the years ended December 31, 1994 and 1995, which consolidated statements reflect total assets of $24,793,000 as of December 31, 1995, and total revenues of $3,077,000 and $11,600,000 for the years ended December 31, 1994 and 1995, respectively. Those consolidated statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for RSA Data Security, Inc. for 1994 and 1995, is based solely on the report of such other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Security Dynamics Technologies, Inc. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note 2 of the notes to the consolidated financial statements, the historical consolidated financial statements have been restated to give effect to the acquisition of Dynasoft AB on July 15, 1997, which has been accounted for as a pooling of interests.

     As discussed in Note 5 of the notes to the consolidated financial statements, in 1996 the Company changed its method of accounting for option grants requiring stockholder approval in 1996.

                                          DELOITTE & TOUCHE LLP
Boston, Massachusetts
November 14, 1997

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

To the Board of Directors
RSA Data Security, Inc.

     We have audited the consolidated balance sheet of RSA Data Security, Inc. as of December 31, 1995, and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 1995 and 1994 (none of which are presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of RSA Data Security, Inc. as of December 31, 1995, and the consolidated results of its operations and its cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Palo Alto, California
April 8, 1996

            SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                      DECEMBER 31,
                                                                  ---------------------      JUNE 30,
                                                                    1995         1996          1997
                                                                  --------     --------     -----------
                                                                                            (UNAUDITED)
                                                ASSETS
CURRENT ASSETS:
  Cash and equivalents..........................................  $ 50,730     $ 11,175      $  24,316
  Marketable securities.........................................    61,637       95,320         86,437
  Accounts receivable (less allowance for doubtful accounts of
    $724 in 1995, $527 in 1996 and $802 in 1997)................     8,633       16,500         19,519
  Inventory.....................................................     1,445        2,606          3,189
  Prepaid expenses and other....................................     1,537        4,204          6,069
  Deferred taxes................................................        --           --             79
                                                                  --------     --------       --------
         TOTAL CURRENT ASSETS...................................   123,982      129,805        139,609
                                                                  --------     --------       --------
PROPERTY AND EQUIPMENT
  Customer support equipment....................................       187          294            294
  Office furniture and equipment................................     4,147       11,007         14,562
  Leasehold improvements........................................       309        2,863          3,179
                                                                  --------     --------       --------
         TOTAL PROPERTY AND EQUIPMENT...........................     4,643       14,164         18,035
  Less accumulated depreciation and amortization................    (1,998)      (3,596)        (5,151)
                                                                  --------     --------       --------
         PROPERTY AND EQUIPMENT -- NET..........................     2,645       10,568         12,884
                                                                  --------     --------       --------
OTHER ASSETS:
  Investments...................................................       872        2,924          2,187
  Purchased technology and capitalized software costs -- net....       446          197            247
  Deferred taxes................................................       414        1,026          1,026
  Other.........................................................       300        1,455          1,115
                                                                  --------     --------       --------
         TOTAL OTHER ASSETS.....................................     2,032        5,602          4,575
                                                                  --------     --------       --------
TOTAL...........................................................  $128,659     $145,975      $ 157,068
                                                                  ========     ========       ========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..............................................  $  2,860     $  5,119      $   4,481
  Accrued payroll and related benefits..........................     3,187        4,829          5,520
  Accrued expenses and other....................................     2,618        4,269          5,098
  Income taxes payable..........................................       349           51             --
  Deferred revenue..............................................     4,520        5,503          4,852
  Deferred taxes................................................     6,099          832             --
                                                                  --------     --------       --------
         TOTAL CURRENT LIABILITIES..............................    19,633       20,603         19,951
                                                                  --------     --------       --------
MINORITY INTERESTS..............................................        --        1,194          2,578
                                                                  --------     --------       --------
COMMITMENTS AND CONTINGENCIES (NOTES 8 AND 10)
STOCKHOLDERS' EQUITY
  Common stock, $.01 par value; authorized, 80,000,000 shares;
    issued, 35,137,771, 37,220,893 and 37,903,889 shares in
    1995, 1996 and 1997; outstanding, 35,137,475, 37,220,597,
    and 37,903,380 shares in 1995, 1996 and 1997................       351          372            379
  Additional paid-in capital....................................    94,452      102,322        104,607
  Retained earnings.............................................     4,510       17,685         27,761
  Deferred stock compensation...................................      (292)        (174)          (141)
  Treasury stock, common, at cost, 296 shares in 1995 and 1996,
    509 shares in 1997..........................................        --           --             --
  Cumulative translation adjustment.............................        95          493           (194)
  Unrealized gain on marketable securities -- net...............     9,910        3,480          2,127
                                                                  --------     --------       --------
         TOTAL STOCKHOLDERS' EQUITY.............................   109,026      124,178        134,539
                                                                  --------     --------       --------
TOTAL...........................................................  $128,659     $145,975      $ 157,068
                                                                  ========     ========       ========

               See notes to consolidated financial statements.

            SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            SIX MONTHS ENDED
                                         YEARS ENDED DECEMBER 31,               JUNE 30,
                                     ---------------------------------     -------------------
                                       1994         1995        1996        1996        1997
                                     ---------     -------     -------     -------     -------
                                                                               (UNAUDITED)
REVENUE............................  $  23,866     $49,412     $83,817     $36,111     $61,374
COST OF REVENUE....................      4,837       8,920      18,207       7,451      13,147
                                       -------     -------     -------     -------     -------
GROSS PROFIT.......................     19,029      40,492      65,610      28,660      48,227
COSTS AND EXPENSES:
  Research and development.........      4,314       6,292      12,382       5,533       8,646
  Purchased research and
     development...................         --         648       1,000          --          --
  Marketing and selling............      8,931      14,263      24,429      10,824      18,770
  General and administrative.......      3,368      10,375      13,403       6,061       7,609
  Merger expenses..................         --          --       6,100          --          --
                                       -------     -------     -------     -------     -------
          Total....................     16,613      31,578      57,314      22,418      35,025
                                       -------     -------     -------     -------     -------
INCOME FROM OPERATIONS.............      2,416       8,914       8,296       6,242      13,202
Interest income and other..........        166       1,843       5,004       2,500       2,717
Gain on sale of marketable
  securities and other income
  (expense)........................         99          62      10,872        (141)        197
                                       -------     -------     -------     -------     -------
Income before provision for income
  taxes............................      2,681      10,819      24,172       8,601      16,116
Provision for income taxes.........      1,453       3,369      10,997       3,147       6,040
                                       -------     -------     -------     -------     -------
NET INCOME.........................  $   1,228     $ 7,450     $13,175     $ 5,454     $10,076
                                       =======     =======     =======     =======     =======
                                     Pro Forma
Net income per common and common
  equivalent share.................  $    0.05     $  0.22     $  0.34     $  0.14     $  0.26
                                       =======     =======     =======     =======     =======
Weighted average number of common
  and common equivalent shares
  outstanding......................     25,231      34,115      38,877      38,398      39,418
                                       =======     =======     =======     =======     =======

                See notes to consolidated financial statements.

            SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE DATA)

                                         COMMON STOCK       ADDITIONAL   RETAINED     DEFERRED      TREASURY STOCK    CUMULATIVE
                                      -------------------    PAID-IN     EARNINGS      STOCK       ----------------   TRANSLATION
                                        SHARES     AMOUNT    CAPITAL     (DEFICIT)  COMPENSATION   SHARES    AMOUNT   ADJUSTMENT
                                      ----------   ------   ----------   --------   ------------   -------   ------   ----------
Balance, January 1, 1994............. 11,831,489    $118     $  1,778    $(3,750)      $   --       90,296    $ (1)     $ (146)
 Common and Treasury stock
   issued for services...............     52,032      --           21         --           --      (90,000)      1          --
 Exercise of stock options...........    152,376       1           41         --           --           --      --          --
 Deferred stock compensation.........         --      --          360         --         (360)          --      --          --
 Amortization of deferred stock
   compensation......................         --      --           --         --           85           --      --          --
 Issuance of common stock............  6,276,854      63       22,041         --           --           --      --          --
 Translation adjustment..............         --      --           --         --           --           --      --        (347)
 Dividends accrued on preferred
   stock.............................         --      --           --       (418)          --           --      --          --
 Conversion of preferred stock to
   common stock...................... 11,288,756     113        8,832         --           --           --      --          --
 Net income..........................         --      --           --      1,228           --           --      --          --
                                      ----------    ----     --------    -------        -----      -------     ---       -----
 Balance, December 31, 1994.......... 29,601,507     295       33,073     (2,940)        (275)         296      --        (493)
 Exercise of stock options...........    957,434      10          632         --           --           --      --          --
 Tax benefit arising from exercise
   of stock options..................         --      --          225         --           --           --      --          --
 Deferred stock compensation.........         --      --          157         --         (157)          --      --          --
 Amortization of deferred stock
   compensation......................         --      --           --         --          140           --      --          --
 Issuance of common stock............  4,578,830      46       60,365         --           --           --      --          --
 Translation adjustment..............         --      --           --         --           --           --      --         588
 Change in unrealized gain on
   marketable securities.............         --      --           --         --           --           --      --          --
 Net income..........................         --      --           --      7,450           --           --      --          --
                                      ----------    ----     --------    -------        -----      -------     ---       -----
Balance, December 31, 1995........... 35,137,771     351       94,452      4,510         (292)         296      --          95
 Exercise of stock options...........    817,123       8        2,598         --           --           --      --          --
 Tax benefit arising from exercise
   of stock options..................         --      --        3,702         --           --           --      --          --
 Compensation expense................         --      --        1,049         --           --           --      --          --
 Amortization of deferred stock
   compensation......................         --      --           --         --          118           --      --          --
 Issuance of common stock............  1,265,999      13          521         --           --           --      --          --
 Translation adjustment..............         --      --           --         --           --           --      --         398
 Change in unrealized gain on
   marketable securities.............         --      --           --         --           --           --      --          --
 Net income..........................         --      --           --     13,175           --           --      --          --
                                      ----------    ----     --------    -------        -----      -------     ---       -----
Balance, December 31, 1996........... 37,220,893     372      102,322     17,685         (174)         296      --         493
 Unaudited:
   Settlement of RSA escrow..........    (36,037)     --           --         --           --          213      --          --
   Exercise of stock options.........    719,033       7        1,697         --           --           --      --          --
   Compensation expense..............         --      --          588         --           --           --      --          --
   Amortization of deferred stock
     compensation....................         --      --           --         --           33           --      --          --
   Translation adjustment............         --      --           --         --           --           --      --        (687)
   Change in unrealized gain
     on marketable securities........         --      --           --         --           --           --      --          --
   Net income........................         --      --           --     10,076           --           --      --          --
                                      ----------    ----     --------    -------        -----      -------     ---       -----
Balance, June 30, 1997 (unaudited)... 37,903,889    $379     $104,607    $27,761       $ (141)         509    $ --      $ (194)
                                      ==========    ====     ========    =======        =====      =======     ===       =====

                                       UNREALIZED
                                        GAIN ON     STOCKHOLDERS'
                                       MARKETABLE      EQUITY
                                       SECURITIES   (DEFICIENCY)
                                       ----------   -------------
                                      <
Balance, January 1, 1994.............   $     --      $  (2,001)
 Common and Treasury stock
   issued for services...............         --             22
 Exercise of stock options...........         --             42
 Deferred stock compensation.........         --             --
 Amortization of deferred stock
   compensation......................         --             85
 Issuance of common stock............         --         22,104
 Translation adjustment..............         --           (347)
 Dividends accrued on preferred
   stock.............................         --           (418)
 Conversion of preferred stock to
   common stock......................         --          8,945
 Net income..........................         --          1,228
                                         -------       --------
 Balance, December 31, 1994..........         --         29,660
 Exercise of stock options...........         --            642
 Tax benefit arising from exercise
   of stock options..................         --            225
 Deferred stock compensation.........         --             --
 Amortization of deferred stock
   compensation......................         --            140
 Issuance of common stock............         --         60,411
 Translation adjustment..............         --            588
 Change in unrealized gain on
   marketable securities.............      9,910          9,910
 Net income..........................         --          7,450
                                         -------       --------
Balance, December 31, 1995...........      9,910        109,026
 Exercise of stock options...........         --          2,606
 Tax benefit arising from exercise
   of stock options..................         --          3,702
 Compensation expense................         --          1,049
 Amortization of deferred stock
   compensation......................         --            118
 Issuance of common stock............         --            534
 Translation adjustment..............         --            398
 Change in unrealized gain on
   marketable securities.............     (6,430)        (6,430)
 Net income..........................         --         13,175
                                         -------       --------
Balance, December 31, 1996...........      3,480        124,178
 Unaudited:
   Settlement of RSA escrow..........         --             --
   Exercise of stock options.........         --          1,704
   Compensation expense..............         --            588
   Amortization of deferred stock
     compensation....................         --             33
   Translation adjustment............         --           (687)
   Change in unrealized gain
     on marketable securities........     (1,353)        (1,353)
   Net income........................         --         10,076
                                         -------       --------
Balance, June 30, 1997 (unaudited)...   $  2,127      $ 134,539
                                         =======       ========

                See notes to consolidated financial statements.

            SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                                  SIX MONTHS ENDED JUNE
                                                YEARS ENDED DECEMBER 31,                   30,
                                            ---------------------------------     ---------------------
                                             1994         1995         1996         1996         1997
                                            -------     --------     --------     --------     --------
                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................  $ 1,228     $  7,450     $ 13,175     $  5,454     $ 10,076
  Adjustments to reconcile net income to
    net cash provided by (used for)
    operating activities:
    Gain on sale of marketable
       securities.........................       --           --      (11,027)          --           --
    Deferred taxes........................       57         (746)      (1,548)         (50)         224
    Purchased research and development....       --          648        1,000           --           --
    Depreciation and amortization.........      633        1,085        1,815          845        1,465
    Provision for notes receivable........       --          200           --           --           --
    Stock compensation....................       48          181        1,167          166          621
    Equity in (profits) losses of
       investees and minority interest....      (97)          20          (19)          --           --
    Increase (decrease) in cash from
       changes in:
       Accounts receivable................     (182)      (3,281)      (7,950)      (3,979)      (3,563)
       Inventory..........................     (629)        (309)      (1,161)        (920)        (583)
       Prepaid expenses and other.........     (539)      (1,125)      (2,666)      (1,721)        (777)
       Accounts payable...................    1,021        1,553        2,260        2,392         (611)
       Accrued payroll and related
         benefits.........................      494        1,808        1,652         (805)         764
       Accrued expenses and other.........       99          824        1,938          589          877
       Income taxes payable...............      101          265         (298)        (373)        (946)
       Deferred revenue...................      899        2,320        1,000         (764)        (573)
                                            -------     --------     --------     --------     --------
         NET CASH PROVIDED BY (USED FOR)
           OPERATING ACTIVITIES...........    3,133       10,893         (662)         834        6,974
                                            -------     --------     --------     --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of marketable securities.......   (7,966)     (64,730)    (119,619)     (75,052)     (48,027)
  Sales and maturities of marketable
    securities............................       --       27,842       85,975       36,382       55,628
  Expenditures for property and
    equipment.............................     (981)      (1,891)      (9,418)      (2,597)      (4,018)
  Notes receivable........................     (228)        (274)          --           --           --
  Capitalized software costs and purchased
    technology............................     (118)        (924)      (1,061)          20         (112)
  Investments and other...................        9         (734)      (3,224)      (1,477)         323
                                            -------     --------     --------     --------     --------
         NET CASH PROVIDED BY (USED FOR)
           INVESTING ACTIVITIES...........   (9,284)     (40,711)     (47,347)     (42,724)       3,794
                                            -------     --------     --------     --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of common stock, net
    of issuance costs.....................   22,104       60,411          534          536          133
  Proceeds from exercise of stock options
    and from stock purchase plans.........       42          642        2,606          541        1,704
  Tax benefit from exercise of stock
    options...............................       --          225        3,702           --           --
  Minority interests......................       --           --        1,213           --        1,384
  Other...................................      (81)        (786)         537         (111)        (502)
                                            -------     --------     --------     --------     --------
         NET CASH PROVIDED BY FINANCING
           ACTIVITIES.....................   22,065       60,492        8,592          966        2,719
                                            -------     --------     --------     --------     --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH
  AND EQUIVALENTS.........................       88          195         (138)         (35)        (346)
                                            -------     --------     --------     --------     --------
NET INCREASE (DECREASE) IN CASH AND
  EQUIVALENTS.............................   16,002       30,869      (39,555)     (40,959)      13,141
CASH AND EQUIVALENTS, BEGINNING OF
  PERIOD..................................    3,859       19,861       50,730       50,730       11,175
                                            -------     --------     --------     --------     --------
CASH AND EQUIVALENTS, END OF PERIOD.......  $19,861     $ 50,730     $ 11,175     $  9,771     $ 24,316
                                            =======     ========     ========     ========     ========

                See notes to consolidated financial statements.

            SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  (INFORMATION FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997 IS UNAUDITED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS -- Security Dynamics Technologies, Inc. ("SDI," which, together with its subsidiaries, is referred to as the "Company") is a leading provider of enterprise network and data security solutions. The Company's products help companies conduct business securely, protect corporate information assets and facilitate business-to-business electronic commerce. The Company's products include its SecurID "tokens" and ACE/Server software, which authenticate the identity of users accessing networked or stand-alone computer resources, RSA developer toolkits and other products used to implement cryptographic data security applications and the BoKS product family, which provides a broad range of security solutions, including secure single sign-on solutions.

     The principal markets for the Company's products are the United States, Canada, Latin America, Europe and the Far East, with the United States, Europe and Canada currently being the largest.

     BASIS OF PRESENTATION -- The consolidated financial statements have been prepared to give retroactive effect to the acquisition of DynaSoft AB ("DynaSoft") on July 15, 1997 (see Note 2), which has been accounted for as a pooling of interests. Generally accepted accounting principles proscribe giving effect to a merger or business combination accounted for as a pooling of interests in financial statements after financial statements including the consummation date are issued. On November 14, 1997, the Company issued its Consolidated Financial Statements for the quarter ended September 30, 1997 in its Quaterly Report on Form 10-Q as filed with the Securities and Exchange Commission.

     PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include all accounts of SDI and its subsidiaries. Strategic equity investments for which the Company does not have the ability to exercise significant influence are carried at cost. Investments in partnerships are accounted for in accordance with the allocation of profits and losses under the partnership agreements.

     In the fourth quarter of 1996 and the first half of 1997, RSA sold minority interests, which aggregate 24% as of June 30, 1997, in its Japanese subsidiary to third parties for $1,213 and $1,384, respectively. The minority interests in the subsidiary's profits and losses since the purchase dates are not material and are included in interest income and other income in the consolidated statements of income.

     INTERIM RESULTS (UNAUDITED) -- In the opinion of management, the accompanying interim unaudited consolidated financial statements as of June 30, 1997 and for the six-month periods ended June 30, 1996 and 1997 have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and operating results of the Company for such periods.

     STOCK SPLITS -- In October 1995 and October 1996, the Board of Directors declared two-for-one splits of the Company's common stock effected in the form of stock dividends. All share and per share data have been adjusted to reflect the two-for-one stock splits of the Company's common stock.

     REVENUE RECOGNITION -- Revenue from software license fees, developer toolkits, patent license fees and the sale of hardware products is recognized upon shipment of the product, provided that no significant obligations remain and collection of the receivable is considered probable. Shipments to distributors are based upon receipt of a purchase order from end users by the

            SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES distributor. Revenue from charges for maintenance services is deferred and recognized ratably over the maintenance period, generally twelve months. No customer accounted for 10% or more of the Company's revenue in any period reported.

     WARRANTY POLICY -- The Company's standard practice is to provide a warranty on all SecurID tokens for the customer-selected programmed life of the token and to replace any damaged tokens (other than tokens damaged by a user's negligence or alteration) free of charge. The Company generally sells each of its other products to customers with a warranty for a specified period. The Company provides a reserve for warranties based upon historical experience.

     INVENTORY -- Inventory consists primarily of finished SecurID tokens and ACM hardware products and is stated at the lower of cost (first-in, first-out method) or market.

     PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets (two to five years).

     RESEARCH AND DEVELOPMENT, CAPITALIZED SOFTWARE AND PURCHASED TECHNOLOGY COSTS -- Research and development costs, including purchased research and development, are expensed as incurred. The Company capitalizes certain software costs after technological feasibility has been established. Capitalized amounts are reported at the lower of unamortized cost or net realizable value and are amortized to cost of revenue over the estimated useful lives (two to three years) starting at the general release of the software product to customers. Purchased technology consists of acquired software and is recorded at cost. Amortization is provided over estimated lives of two years. Amortization expense for capitalized software and purchased technology approximated $176, $298 and $330 for 1994, 1995 and 1996, respectively, and $135 and $166 for the six months ended June 30, 1996 and 1997, respectively.

     CASH EQUIVALENTS -- The Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

     MARKETABLE SECURITIES -- The Company classifies its marketable securities as "available for sale," and, accordingly, carries such securities at aggregate fair value. Unrealized gains and losses are included as a component of stockholders' equity, net of tax effect. The Company's marketable securities consisted of the following:

                                            DECEMBER 31,
                             -------------------------------------------
                                     1995                   1996              JUNE 30, 1997
                             --------------------   --------------------   --------------------
                             AGGREGATE              AGGREGATE              AGGREGATE
                             FAIR VALUE    COST     FAIR VALUE    COST     FAIR VALUE    COST
                             ----------   -------   ----------   -------   ----------   -------
    U.S. Government
      obligations..........   $ 43,796    $43,632    $ 88,171    $88,161    $ 69,710    $69,672
    Corporate equity
      securities...........     16,680         60       5,809         20       4,512        983
    Tax-exempt
      securities...........      1,013      1,013          --         --          --         --
    Corporate debt
      securities...........        148        145       1,340      1,340      12,215     12,227
                               -------    -------     -------    -------     -------    -------
             Total.........   $ 61,637    $44,850    $ 95,320    $89,521    $ 86,437    $82,882
                               =======    =======     =======    =======     =======    =======

     At December 31, 1996 and June 30, 1997, substantially all of the Company's U.S. Government obligations and corporate debt securities had contractual maturities of two years or less. There were no sales of marketable securities for 1994, 1995 or the six months ended June 30, 1997. Proceeds from the sale of marketable securities for 1996 amounted to $11,067. The specific identified cost

            SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES basis of the securities was used to determine the gain. Unrealized gross gains at December 31, 1995, 1996 and June 30, 1997 were $16,687, $5,799 and $3,555, respectively.

     ADVERTISING -- Advertising costs are expensed as incurred. Total advertising expense was approximately $424, $501 and $561 for 1994, 1995 and 1996, respectively, and $218 and $145 for the six months ended June 30, 1996 and 1997, respectively.

     INCOME TAXES -- The Company utilizes the liability method of accounting for income taxes. Deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws. The Company provides for taxes on the undistributed earnings of foreign subsidiaries which are ultimately expected to be remitted to the parent company. Unrecognized provisions for taxes on undistributed earnings of foreign subsidiaries which are considered permanently invested are not material to the Company's consolidated financial position or results of operations.

     FOREIGN CURRENCY -- The Company considers the local currencies of the countries in which the Company's branches and subsidiaries are domiciled to be the functional currencies. Translation adjustments are accumulated in a separate component of equity.

     NET INCOME PER SHARE -- Net income per share is based on the weighted average number of common shares outstanding which assumes on a pro forma basis for 1994 that all series of convertible preferred stock had been converted to common stock as of the original issuance dates. All series of the Company's preferred stock were converted into shares of common stock on December 21, 1994. Common equivalent shares are not included in the per share calculations where the effect of their inclusion would be antidilutive, except in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83 (the "Bulletin"). The Bulletin requires all shares of common stock issued and options to purchase shares of common stock granted by the Company during the twelve-month period prior to the filing of an initial public offering be included in the calculation as if they were outstanding for all periods. For 1994, historical income per share, which excludes the assumed conversions of the convertible preferred, was $0.01.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings per Share," which is required to be adopted in the fourth quarter of 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. SFAS No. 128 supersedes Accounting Principles Board Opinion No. 15 and is intended to simplify the computation of earnings per share and to make the U.S. computations more comparable with international computations. The pro forma basic and diluted earnings per share (as defined by SFAS No. 128) would have been as follows:

                                                                              SIX MONTHS
                                                                                 ENDED
                                              YEARS ENDED DECEMBER 31,         JUNE 30,
                                              -------------------------     ---------------
                                              1994      1995      1996      1996      1997
                                              -----     -----     -----     -----     -----
    Basic...................................  $0.05     $0.23     $0.36     $0.15     $0.27
    Diluted.................................   0.05      0.22      0.34      0.14      0.26

     FINANCIAL INSTRUMENTS -- The carrying values of cash and equivalents, accounts receivable and accounts payable approximate fair value due to the short-term nature of these instruments. Marketable securities are carried at aggregate fair value. The Company's 24% interest in VeriSign, Inc. ("VeriSign") (Note 3) is accounted for under the equity method. Other investments represent strategic equity positions in companies and are stated at cost. It is not practicable to measure the estimated fair value of such investments.

            SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

     Two of the companies in which the Company has equity positions had initial public offerings in 1996. In April 1997, an amendment to Rule 144 under the Securities Act of 1933, became effective, which, among other things, shortened the holding periods for sales of restricted securities under Rule 144. As a result of this amendment, the Rule 144 holding-period requirements for certain restricted securities (including shares of common stock of the two companies which completed initial public offerings in 1996) currently held by the Company will be met in 1997. Accordingly, these restricted securities, which have a cost of $737, have been reclassified in 1997 from investments to marketable securities as of June 30, 1997.

     USE OF ESTIMATES -- The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

     CONCENTRATION OF CREDIT RISK -- The Company licenses its ACE/Server and BoKS software and token technology to various customers in a diverse industry range. Toolkit and patent licenses are issued primarily to companies in the computer and software industries. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. The Company generally requires no collateral from its customers.

     STOCK-BASED COMPENSATION -- The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for stock option grants to employees (and non-employees prior to January 1, 1996). Since January 1, 1996, the Company applies SFAS No. 123, "Accounting for Stock-Based Compensation" and related interpretations for accounting for stock option grants to non-employees.

     LONG-LIVED ASSETS -- Effective January 1, 1996, the Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," for 1996. The adoption of SFAS No. 121 did not have an impact on the Company's consolidated financial statements.

     RECENT ACCOUNTING PRONOUNCEMENTS -- In June 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards Nos. 130 and 131, "Reporting Comprehensive Income" and "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 130" and "SFAS 131", respectively). The Company will be required to adopt the provisions of these statements in fiscal 1998. SFAS 130 provides standards for reporting items considered to be "comprehensive income" and uses the term "other comprehensive income" to refer to revenue, expenses, gains and losses that are included in comprehensive income under generally accepted accounting principles but excluded from net income. Currently the only items considered other comprehensive income, as defined in SFAS 130 are the unrealized gains and losses on marketable securities and cumulative translation adjustments, which are recorded as components of stockholders' equity. SFAS 131 establishes new standards for reporting information about operating segments. The Company believes the segment information required to be disclosed under SFAS 131 will be more comprehensive than previously provided, including expanded disclosure of income statement and balance sheet items for each reportable operating segment. The Company has not yet completed its analysis of which operating segments it will report on. The Company believes that the provisions of SFAS 130 will not, when adopted, have a material impact on the Company's financial statements.

            SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

2.  MERGER AND ACQUISITION

     On July 15, 1997, SDI acquired DynaSoft AB (the "Acquisition" and "DynaSoft," respectively). On July 26, 1996, SDI completed a merger with RSA Data Security, Inc. (the "Merger" and "RSA," respectively). The Acquisition and the Merger have been accounted for as poolings of interests and therefore the consolidated financial statements for all periods prior to the Merger and the Acquisition have been restated to include the accounts and operations of RSA and DynaSoft with those of SDI. Expenses related to these transactions for investment banking, professional fees and other direct expenses are recorded at the respective dates of the Acquisition and Merger.

     RSA, located in Redwood City, California, is a leader in cryptography and develops, markets and supports cryptographic data security products and provides related consulting services. Products are licensed to original equipment manufacturers ("OEMs"), which incorporate the technology into their products. Developer toolkits and other products are used to implement cryptographic data security applications such as electronic mail, communications privacy, client/server data security, smart cards and other key information technologies.

     DynaSoft is based in Stockholm, Sweden and offers a range of software security solutions, including secure single sign-on ("SSSO") solutions, through its BoKS product family. Products are sold worldwide through direct sales and through OEM licensing agreements with Sun Microsystems, Hewlett-Packard, and other companies.

     Under the terms of the Merger, each share of RSA common stock was exchanged for 1.66112 shares of the Company's common stock and the Company issued a total of 6,683,078 shares of its common stock to RSA stockholders and options to purchase a total of 1,316,922 shares of the Company's common stock to option holders of RSA.

     Under the terms of the Acquisition, the Company issued approximately 2.7 million shares of common stock in exchange for approximately 95% of the outstanding shares and certain of the outstanding options to acquire shares of DynaSoft. The Company paid $6,035 to certain stockholders of DynaSoft in exchange for the remaining outstanding shares and options.

     Investment banking, professional fees and other direct expenses incurred in connection with the Merger were approximately $6,100 in 1996. The Company anticipates expenses in connection with the Acquisition will approximate $7,000 and will be expensed in the third quarter of 1997.

     No adjustments to conform accounting policies of the Company and RSA were required. Adjustments to conform accounting policies of DynaSoft to those of the Company were not material.

     Revenue and net income (loss) for the previously separate companies were:

                                                                        SIX MONTHS ENDED
                                        YEARS ENDED DECEMBER 31,            JUNE 30,
                                       ---------------------------     -------------------
                                        1994      1995      1996        1996        1997
                                       -------   -------   -------     -------     -------
    REVENUE
      SDI............................  $17,572   $33,804   $70,105     $26,240     $56,097
      RSA............................    3,077    11,600     6,043(a)    6,043(a)       --
      DynaSoft.......................    3,217     4,008     7,669       3,828       5,277
                                       -------   -------   -------     -------     -------
              Total..................  $23,866   $49,412   $83,817     $36,111     $61,374
                                       =======   =======   =======     =======     =======
    NET INCOME (LOSS)
      SDI............................  $ 2,315   $ 5,812   $13,428     $ 5,435     $10,231
      RSA............................   (1,727)      950      (383)(a)    (383)(a)      --
      DynaSoft.......................      640       688       130         402        (155)
                                       -------   -------   -------     -------     -------
              Total..................  $ 1,228   $ 7,450   $13,175     $ 5,454     $10,076
                                       =======   =======   =======     =======     =======

---------------
(a) Revenue and net loss of RSA for 1996 include only the six month period prior to the consummation of the Merger.

            SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

     Pursuant to escrow agreements entered into with the Company by certain of the stockholders of DynaSoft and by RSA in connection with the Acquisition and the Merger, respectively, 10.0% of the shares of the Company's common stock issued to holders of DynaSoft's stock and 12.5% of the shares of the Company's common stock issued to holders of RSA stock and issuable to holders of RSA options were placed in escrow, pending settlement of any breaches of representations, warranties or covenants to the Acquisition and Merger agreements. In June 1997, the Company and the holders of the RSA shares reached settlement with respect to claims against the escrow shares and 36,250 shares were distributed to the Company and 837,957 shares were distributed to the holders of the RSA shares. Of the shares received by the Company, 213 shares were accounted for as treasury stock and the remainder were canceled.

3.  INVESTMENTS

     Investments were as follows:

                                                                  DECEMBER 31,    JUNE 30,
                                                                  -------------   --------
                                                                  1995    1996      1997
                                                                  ----   ------   --------
    VeriSign, Inc...............................................  $510   $  687    $  687
    VPNet Technologies, Inc.....................................    --    1,500     1,500
    Other.......................................................   362      737        --
                                                                  ----   ------    ------
              Total.............................................  $872   $2,924    $2,187
                                                                  ====   ======    ======

     Prior to 1997, other investments were carried at the lower of cost or estimated realizable value (See Note 1, "Financial Instruments".)

     VeriSign, Inc. -- On April 17, 1995, and February 20, 1996, SDI purchased 425,000 shares of Series A and 72,091 shares of Series B Convertible Preferred Stock, respectively, of VeriSign of Redwood City, California for an aggregate purchase price of $687. VeriSign was organized to provide digital certificates and related services that use public-key cryptography to ensure essential privacy and authentication features. During 1995, RSA granted certain rights and privileges in certain technology to VeriSign in connection with VeriSign's incorporation and received 4,000,000 shares of VeriSign common stock. The Company's voting interest was approximately 44% and 24%, at December 31, 1995 and 1996, respectively and 24% at June 30, 1997.

     VPNet Technologies, Inc. -- On December 2, 1996, the Company purchased 250,000 shares of Series B Preferred Stock of VPNet Technologies, Inc. ("VPNet") of San Jose, California, for an aggregate purchase price of $1,500. VPNet was organized to develop and market products and technologies for implementing high-performance virtual private networks. The Company's investment in VPNet represents a minority interest of less than 10% of VPNet's voting stock and is carried at cost.

4.  PREFERRED STOCK

     In accordance with the Company's Second Restated Certificate of Incorporation, as in effect immediately prior to the Company's initial public offering (the "IPO"), all shares of the Company's Series A, B and C preferred stock were converted into 11,288,756 shares of common stock upon the closing of the IPO on December 21, 1994. At December 31, 1994, all shares of preferred stock had been canceled and retired.

             SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

5.  STOCK OPTION AND PURCHASE PLANS

     1986 STOCK OPTION PLAN ("1986 PLAN") -- The Company's 1986 Plan terminated by its terms in 1996 although options remain outstanding at June 30, 1997. In general, options granted under the 1986 Plan become exercisable in equal annual installments over four years and expire ten years from the date of grant.

     1994 STOCK OPTION PLAN ("1994 PLAN") -- In October 1994, the Board of Directors adopted the Company's 1994 Plan. The 1994 Plan authorizes (i) the grant of options to purchase common stock intended to qualify as incentive stock options and (ii) the grant of options that do not so qualify (non-statutory options) to employees, officers, directors and consultants of the Company. Option exercise prices for incentive stock options granted under the 1994 Plan may not be less than 100% of the fair market value of the shares. In general, options granted under the 1994 Plan become exercisable in equal annual installments over four years and expire ten years from the date of grant. On April 24, 1997, at the Annual Meeting of Stockholders of the Company, the stockholders adopted an amendment increasing the number of shares authorized for issuance under the 1994 Plan from 4,820,000 to 6,570,000. Shares of common stock available for option grants were 1,801,185 at June 30, 1997.

     1994 DIRECTOR STOCK OPTION PLAN ("DIRECTOR PLAN") -- In October 1994, the Board of Directors adopted the Company's Director Plan. The Director Plan permits the granting of options to purchase up to a maximum of 300,000 shares of common stock to non-employee members of the Board of Directors. The exercise price of the options may not be less than 100% of the fair market value on the date of the grant. Options granted under the Director Plan become exercisable at the earlier of the date of the next Annual Meeting of Stockholders or one year from the date of grant and expire ten years from the date of grant. Shares of common stock available for option grant were 103,000 at June 30, 1997.

     1994 EMPLOYEE STOCK PURCHASE PLAN ("PURCHASE PLAN") -- In October 1994, the Board of Directors adopted the Company's Purchase Plan. The Purchase Plan provides for sales to participating employees of up to 400,000 shares of common stock, at prices of not less than 85% of the closing price on either the first day or the last day of the offering period, whichever is lower. Shares purchased under the Plan were 35,716, and 91,408 and 119,779 at December 31, 1995 and 1996 and at June 30, 1997, respectively.

     RSA OPTIONS -- At the effective date of the Merger, the then-outstanding options to purchase shares of RSA common stock, issued under RSA's 1987 Stock Option Plan (the "RSA Option Plan"), were exchanged for options to purchase an aggregate of 1,316,922 shares of the Company's common stock. All option activity data has been retroactively adjusted to the earliest period presented to give effect to the conversion of the RSA options. Incentive stock options and non-statutory stock options were awarded to employees, officers, directors, consultants and independent contractors and were generally immediately exercisable for a term of five years. In the event of termination of employment or consulting services, the Company has the option to repurchase at the original exercise price any unvested shares. At June 30, 1997, options as to 955,108 shares were subject to repurchase rights, and a total of 69,844 shares were subject to repurchase which were previously issued upon the exercise of stock options.

     DYNASOFT OPTIONS -- In connection with the Acquisition of DynaSoft, the Company exchanged options to purchase 44,931 shares of the Company's common stock for all of the then outstanding options to purchase shares of DynaSoft.

            SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

     A summary of stock option activity under all plans, including converted RSA and DynaSoft options, is as follows:

                                                                          WEIGHTED AVERAGE
                                                                              EXERCISE
                                                               SHARES     PRICE PER SHARE
                                                              ---------   ----------------
    OUTSTANDING AT JANUARY 1, 1994..........................  2,181,990        $ 0.29
      Granted...............................................    666,082          1.11
      Exercised.............................................   (152,376)         0.06
                                                              ---------
    OUTSTANDING AT DECEMBER 31, 1994........................  2,695,696          0.47
      Granted...............................................  1,485,486          5.25
      Exercised.............................................   (921,718)         0.47
      Canceled..............................................    (80,269)         0.95
                                                              ---------
    OUTSTANDING AT DECEMBER 31, 1995........................  3,179,195          2.69
      Granted...............................................  2,332,212         29.12
      Exercised.............................................   (761,633)         2.33
      Canceled..............................................    (27,317)        21.57
                                                              ---------
    OUTSTANDING AT DECEMBER 31, 1996........................  4,722,457         15.71
      Granted...............................................    957,383         29.35
      Exercised.............................................   (690,662)         1.45
      Canceled..............................................    (81,796)        26.10
                                                              ---------
    OUTSTANDING AT JUNE 30, 1997............................  4,907,382         20.26
                                                              =========
      Exercisable at December 31, 1994......................  2,293,266          0.31
                                                              =========
      Exercisable at December 31, 1995......................  2,261,327          0.40
                                                              =========
      Exercisable at December 31, 1996......................  2,127,928          1.69
                                                              =========
      Exercisable at June 30, 1997..........................  1,851,971          6.16
                                                              =========

     The following table sets forth information regarding stock options outstanding at December 31, 1996 under all plans:

                                                          WEIGHTED AVERAGE   WEIGHTED AVERAGE
               RANGE OF        NUMBER       WEIGHTED         REMAINING        EXERCISE PRICE
NUMBER OF      EXERCISE      CURRENTLY      AVERAGE       CONTRACTUAL LIFE    FOR CURRENTLY
 OPTIONS        PRICES       EXERCISABLE EXERCISE PRICE       (YEARS)          EXERCISABLE
----------  ---------------  ----------  --------------   ----------------   ----------------
324,800...    $0.05-0.06        324,800      $ 0.05              1.1              $ 0.05
384,000...       0.10           384,000        0.10              3.3                0.10
28,000....     0.25-0.35             --        0.29              5.8                  --
76,800....       0.45            15,200        0.45              7.0                0.45
59,656....       0.76            27,718        0.76              9.9                0.76
985,414...     0.85-0.90        975,874        0.90              7.8                0.90
39,450....     1.75-2.55         11,650        2.25              7.6                2.28
197,185...     2.95-4.22        187,185        3.32              8.9                3.34
23,252....       6.62            23,252        6.62              9.2                6.62
546,000...    9.97-14.31        178,249       10.26              8.6               10.27
1,315,600..   24.30-35.63            --       27.91              9.3                  --
742,300...    38.00-44.21            --       40.34              9.7                  --
 ---------                    ---------
4,722,457..   0.05-44.21      2,127,928       15.71              7.8                1.69
 =========                    =========

            SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

ACCOUNTING FOR STOCK OPTIONS

     For certain options and stock awards granted in 1994, 1995, 1996 and 1997, the Company is recognizing compensation expense based on the excess of fair market value over the option exercise or award prices at dates of grant. Compensation is being recognized ratably over the vesting periods.

     On April 1, 1996 and April 24, 1996, options to purchase 200,000 shares and 38,900 shares of common stock were granted at exercise prices of $24.30 and $38.20, respectively, subject to stockholder approval of an amendment to the 1994 Plan increasing the number of shares available for grant to 4,820,000 shares. On May 22, 1996, the stockholders approved the amendment to the 1994 Plan.

     For options granted prior to April 1, 1996, because approval of the stockholders was required and considered perfunctory, the Company measured compensation expense on the date of grant by the Board of Directors or the Compensation Committee of the Board of Directors. As a result of discussions with the Staff of the Securities and Exchange Commission, the Company changed its accounting policy on options requiring stockholder approval to measure compensation expense on the approval date. This change resulted in an aggregate compensation expense of approximately $4,500 relating to the April 1, 1996 and April 24, 1996 option grants, which the Company is recognizing over the remainder of the four-year vesting period of the options from May 22, 1996. The effect of this change was to reduce income from operations by $667 in the year ended December 31, 1996. Total compensation expense relating to certain options and stock awards amounted to $48, $181 and $1,167 for the years ended December 31, 1994, 1995 and 1996, respectively, and $166 and $621 for the six months ended June 30, 1996 and 1997, respectively.

     PRO FORMA DISCLOSURE -- Had the Company recognized compensation costs for the employee and director stock option and purchase plans based on the fair value for awards under those plans after January 1, 1995, in accordance with SFAS No. 123 "Accounting for Stock Based Compensation," net income and net income per share would have been as follows:

                                                                     YEARS ENDED
                                                                     DECEMBER 31,
                                                                  ------------------
                                                                   1995       1996
                                                                  ------     -------
        Net income
          As reported...........................................  $7,450     $13,175
          Pro forma.............................................   7,026      10,745
        Net income per share
          As reported...........................................   $0.22       $0.34
          Pro forma.............................................    0.21        0.28

            SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

     The fair values used to compute pro forma net income and net income per share were estimated fair value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                                                        YEARS ENDED
                                                                       DECEMBER 31,
                                                                      ---------------
                                                                      1995       1996
                                                                      ----       ----
        STOCK OPTION PLANS
          Risk-free interest rate...................................   6.0%       6.0%
          Expected life of option grants (years)....................   4.4        4.4
          Expected volatility of underlying stock...................  57.5%      57.5%
          Expected dividend payment rate............................   0.0%       0.0%
          Expected forfeiture rate..................................   4.1%       4.1%
        EMPLOYEE STOCK PURCHASE PLAN
          Risk-free interest rate...................................   5.9%       5.2%
          Expected life of option grants (years)....................   0.5        0.5
          Expected volatility of underlying stock...................  57.5%      57.5%
          Expected dividend payment rate............................   0.0%       0.0%

The weighted average fair value of stock options granted, calculated using the Black-Scholes option-pricing model, was $2.74 and $15.67 during the years ended December 31, 1995 and 1996, respectively. The weighted fair value of stock options granted under the Purchase Plan, calculated using the Black-Scholes option-pricing model was $6.72 and $25.26 during 1995 and 1996, respectively.

6.  INCOME TAXES

     The provision for income taxes consisted of the following:

                                                              YEARS ENDED DECEMBER 31,
                                                            ------------------------------
                                                             1994       1995       1996
                                                            ------     ------     --------
    Current:
      Federal.............................................  $  882     $3,049     $ 7,359
      State...............................................     281        781         930
      Foreign.............................................     265        302         399
                                                            -------    -------    --------
              Total.......................................   1,428      4,132       8,688
    Deferred:
      Federal.............................................    (256)       (93)     (1,219)
      State...............................................     (15)       (26)       (174)
      Change in valuation allowance.......................     296       (869)         --
                                                            -------    -------    --------
              Total.......................................      25       (988)     (1,393)
    Tax benefit from exercise of stock options:
      Federal.............................................      --        179       3,452
      State...............................................      --         46         250
                                                            -------    -------    --------
              Total.......................................      --        225       3,702
                                                            -------    -------    --------
    Total.................................................  $1,453     $3,369     $10,997
                                                            =======    =======    ========

            SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

     Significant components of the Company's deferred tax assets and liabilities were as follows:

                                                                  YEARS ENDED DECEMBER
                                                                           31,
                                                                 -----------------------
                                                                  1995            1996
                                                                 -------         -------
    Deferred tax assets (liabilities) -- current:
      Marketable securities....................................  $(6,877)        $(2,319)
      Deferred revenue.........................................       98             854
      Allowance for doubtful accounts..........................      293             211
      Compensation.............................................      146             205
      Inventory reserves.......................................       66              66
      Warranty obligation......................................       42              42
      Commissions..............................................       80              42
      Net operating loss carryforwards.........................       81              --
      Other....................................................      (28)             67
                                                                 -------         -------
    Net deferred tax liabilities -- current....................  $(6,099)        $  (832)
                                                                 =======         =======
    Deferred tax assets (liabilities) -- non current:
      Acquisition of technology................................      249             733
      Compensation.............................................       --             326
      Capitalized software development costs...................      (89)            (79)
      Net operating loss carryforwards.........................       --              32
      Other....................................................      254              14
                                                                 -------         -------
    Net deferred tax assets -- non current.....................  $   414         $ 1,026
                                                                 =======         =======

     A reconciliation between the statutory and effective income tax rates follows:

                                                                 YEARS ENDED DECEMBER 31,
                                                                 -------------------------
                                                                 1994      1995      1996
                                                                 -----     -----     -----
    Statutory tax rate.........................................   34.0%     34.0%     35.0%
    State income taxes net of federal benefit..................   10.5       5.4       3.2
    Merger expenses............................................     --        --       8.3
    Foreign income taxes.......................................  (13.0)     (0.3)      0.3
    Change in valuation allowance..............................   16.5      (8.8)       --
    Foreign expenses without tax benefit.......................    8.5        --        --
    Other......................................................   (2.3)      0.8      (1.3)
                                                                 -----     -----     -----
    Effective income tax rate..................................   54.2%     31.1%     45.5%
                                                                 =====     =====     =====

     The income tax provision for the six months ended June 30, 1996 and 1997 is based upon the estimated effective tax rates of 36.6% and 37.5%, respectively, for the full years.

     Cash payments for income taxes were approximately $1,323, $4,140 and $8,384 for 1994, 1995 and 1996, respectively, and $3,801 and $7,099 for the six months ended June 30, 1996 and 1997, respectively.

7.  RETIREMENT AND SAVINGS PLAN

     The Company has a 401(k) retirement and savings plan (the "Plan") established in 1986 covering substantially all domestic employees. The Plan allows each participant to defer up to 15% of annual earnings up to an amount not to exceed an annual statutory maximum. Subject to the

            SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES approval of the Board of Directors on an annual basis, the Company may make, at its discretion, profit-sharing contributions and/or match employee deferrals. At December 31, 1995 and 1996, the Company had accrued, and the Board of Directors had approved, profit-sharing contributions approximating $78 and $305, respectively. The Board of Directors also approved for 1995 and 1996 matching contributions in an amount equal to one-third of the employee deferrals up to 6% of annual earnings (or a total of 2%), subject to certain eligibility requirements. Matching contributions amounted to $88, $112 and $261 for 1994, 1995 and 1996, respectively.

8.  COMMITMENTS

     The Company leases office facilities and automobiles under non-cancelable operating leases expiring through 2006. Future minimum rental payments are as follows for years ending December 31:

            1997........................................................  $2,306
            1998........................................................   2,126
            1999........................................................   2,025
            2000........................................................   1,256
            2001........................................................   1,300
            Balance thereafter..........................................   5,934

     Net rent expense for 1994, 1995 and 1996 was approximately $618, $1,026 and $2,004, respectively, and for the six months ended June 30, 1996 and 1997 was approximately $788 and $1,359, respectively. Rent collected from a sublease of the Company's former headquarters was $0, $0 and $108 in 1994, 1995 and 1996, respectively, and $0 and $216 for the six months ended June 30, 1996 and 1997, respectively.

     During 1996, the Company issued an unsecured irrevocable standby letter of credit in the amount of $750 to the landlord of its corporate headquarters in lieu of a security deposit.

     As of June 30, 1997, DynaSoft had approximately $673 due to a bank. The amount, payable upon demand, bears interest at 13% and is included in accrued expenses and other.

     In December 1994, the Company entered into an agreement with Progress Software Corporation ("Progress Software"), a vendor of commercial database software, for the right to use certain of Progress Software's software to enhance the functionality of the Company's ACE/Server software. The Company began incurring royalties under the Progress Software agreement in the fourth quarter of 1995 as a result of the commercial introduction of ACE/Server v2.0 in October 1995. The Company renewed this agreement in November 1996, and at December 31, 1996, the Company had prepaid $1,040 under this agreement. In the first quarter of 1997, in accordance with the terms of the agreement, and in order to obtain favorable pricing, the Company prepaid a further $2,500.

     RSA has a license for cryptographic communication technology and devices from the Massachusetts Institute of Technology ("MIT") which granted to RSA, through September 2000, an exclusive right to use, lease or sell technology, subject to payment of royalties.

     Royalty expense was $118, $706 and $2,009 for 1994, 1995 and 1996, respectively, and $1,047 and $2,370 for the six months ended June 30, 1996 and 1997, respectively.

            SECURITY DYNAMICS TECHNOLOGIES, INC. AND SUBSIDIARIES

9.  SEGMENT INFORMATION

     The Company operates in only one industry segment. Export sales are summarized as follows:

                                                                                    SIX MONTHS ENDED
                                                   YEARS ENDED DECEMBER 31,             JUNE 30,
                                                 -----------------------------     ------------------
                                                  1994       1995       1996        1996       1997
                                                 ------     ------     -------     ------     -------
    Europe.....................................  $2,005     $5,116     $11,616     $4,963     $ 9,205
    Canada.....................................   1,230      2,772       4,511      2,038       3,636
    Asia/Pacific...............................     176        571       2,518        921       2,574
    Latin America..............................      --         --         198         --         204
                                                 ------     ------     -------     ------     -------
                                                 $3,411     $8,459     $18,843     $7,922     $15,619
                                                 ======     ======     =======     ======     =======

10.  LITIGATION

     THE CYLINK SETTLEMENT -- Since 1994, RSA had been involved in arbitration and litigation proceedings (collectively, the "Litigation") relating, among other things, to (i) the validity of a U.S. patent (the "RSA/MIT Patent") developed at MIT and licensed to RSA; (ii) the rights of Cylink Corporation ("Cylink") and its subsidiary Caro Kann Corporation ("CKC"), competitors of RSA, to use and sub-license the RSA/MIT Patent; (iii) the validity and scope of certain U.S. patents (the "Stanford Patents") which cover Cylink's fundamental encryption technology and have been licensed to Cylink by the Board of Trustees of the Leland Stanford Junior University; and (iv) the liability, if any, of RSA for infringing or contributing to the infringement of the Stanford Patents. On December 31, 1996, RSA, Cylink and CKC entered into a comprehensive settlement relating to the Litigation. As part of the settlement, (a) the parties agreed to dismiss all claims relating to the Litigation, (b) Cylink granted to RSA all necessary rights to the Stanford Patents and (c) RSA granted to Cylink a license to RSA's cryptographic software toolkit.

     THE ACTIVCARD SETTLEMENT -- In December 1995, the Company, together with co-plaintiff Vasco Data Security, Inc. ("Vasco"), filed suit in the U.S. District Court for the Northern District of California against ActivCard, Inc. and ActivCard S.A. (together, "ActivCard") alleging infringement of certain patents of the Company and Vasco that collectively cover a range of technology used to secure data access. The suit sought monetary damages and an injunction against further infringement. In February 1996, in response to the Company's repeated infringement allegations and prior to the serving of the Company's complaint on ActivCard, ActivCard filed a complaint against the Company in the same court seeking a declaratory judgment of non-infringement, invalidity and unenforceability of the Company's patents asserted in the suit brought with Vasco. In October 1996, Vasco, the Company and ActivCard entered into a settlement agreement with respect to this litigation. Pursuant to the terms of the settlement agreement, the Company and Vasco agreed to dismiss with prejudice their claims against ActivCard and ActivCard similarly agreed to dismiss with prejudice its claims against the Company and Vasco. In connection with this settlement, ActivCard agreed to license certain patents from the Company and Vasco.

     The Company has been named as a defendant in other legal actions arising from its normal business activities. The Company carries insurance against liability for certain types of risks. Although the amount of liability that could result from any litigation cannot be predicted, in the opinion of management, after consulting with legal counsel, the Company's potential liability on all known claims would not have a material adverse effect on the consolidated financial position or results of operations of the Company.

11.  RELATED PARTY TRANSACTIONS

     A stockholder provides consulting services to the Company and received $81, $91 and $97 in 1994, 1995 and 1996, respectively, and $41 and $56 during the six months ended June 30, 1996 and 1997, respectively. As of June 30, 1997, DynaSoft had approximately $25 due to a stockholder payable upon demand.

12.  SUBSEQUENT EVENT (UNAUDITED)

     On October 21, 1997, the Company completed an underwritten public offering, resulting in the sale of 1,626,000 (unaudited) shares of its common stock and the raising of approximately $60.8 (unaudited) million in net proceeds.